UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2006
Williams Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One Williams Center		74172-0172
Tulsa, Oklahoma		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (918) 573-2000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 23, 2006, Williams Partners GP LLC, the general partner of Williams Partners L.P. (the “Partnership”), adopted Amendment No. 2 (the “Amendment”) to the Partnership’s Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) to be effective as of that date. The Amendment modified the definition of “Capital Improvement” in Section 1.1 of the Partnership Agreement to include additions or improvements to, or the construction or acquisition of, capital assets that are made to increase the cash flow from operations of the Partnership Group (as defined in the Partnership Agreement), or an equity investee thereof, in addition to those that increase revenues or operating capacity. The description of the Amendment in this paragraph is qualified in its entirety by reference to the complete terms of the Amendment, which is filed as Exhibit 3.1 to this current report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
Exhibit 3.1	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Williams Partners L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.
By:	Williams Partners GP LLC, its General Partner

Date: August 29, 2006	By:	/s/ William H. Gault
William H. Gault
Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.1	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Williams Partners L.P.